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Exhibit 23.1


CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Command Systems, Inc. 1997 Employee, Director and Consultant Stock Plan of our report dated February 15, 2000, with respect to the consolidated financial statements and schedule of Command Systems, Inc. included in its annual report (Form 10-K) for the year ended December 31, 1999, filed with the Securities and Exchange Commission.



Hartford, Connecticut
August 11, 2000